Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on this Form S-8 pertaining to the 2022 Equity Incentive Plan of Ispire Technology Inc. (the “Company”) of our report dated October 7, 2022 with respect to the consolidated financial statements of the Company included in its Registration Statement on Form S-1, File No. 333-269470, which was declared effective by the Securities and Exchange Commission on April 3, 2023.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, NY

July 26, 2023